Exhibit 99.1

AGBA Celebrates Major Milestone with Successful Completion of Private Placement at a Premium to Market Price

HONG KONG, Feb. 15, 2024 (GLOBE NEWSWIRE) -- NASDAQ-listed, AGBA Group Holding Limited (“AGBA” or “the Company”), the leading one-stop financial supermarket in Hong Kong completed a private placement (the “PIPE”) of ordinary shares of the Company (the “Ordinary Shares”) and warrants (the “Warrants”) with an institutional investor, AGBA’s Group President, Mr. Wing-Fai Ng and AGBA’s management team.

The Company anticipates to receive gross proceeds of approximately $5,128,960 at the closing of the PIPE, in consideration of 7,349,200 Ordinary Shares, and Warrants to purchase up to 1,469,840 Ordinary Shares at a purchase price of $0.70 per Ordinary Share and associated Warrant. Mr. Ng contributes for 53% of the PIPE.

The successful completion of the private placement is a significant milestone for AGBA. This demonstrates the trust and confidence that both external investors and our Management have in our company’s franchise strength and growth potential. The private placement was particularly noteworthy as it was executed at a price significantly above the market price of AGBA ordinary shares.

Mr. Wing-Fai Ng, Group President, AGBA Group Holding Limited said “The successful completion of our private placement is an accomplishment that speaks volumes about the strength and potential of our business. The infusion of new capital at this opportune moment will put us in a supreme position to capture growth that we now see coming in 2024.”

He added, “It is easy to understand our current share price does not reflect the true value of our company. However, together with our shareholders and dedicated team, we are optimistic about the opportunities ahead and are committed to driving innovation and delivering exceptional value to our shareholders.”

For more details, please refer to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on February 15, 2024. The latest press release is available on the company’s website, please visit www.agba.com/ir

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About AGBA Group:

Established in 1993, AGBA Group Holding Limited (NASDAQ: “AGBA”) is a leading one-stop financial supermarket based in Hong Kong offering the broadest set of financial services and healthcare products in the Guangdong-Hong Kong-Macao Greater Bay Area (GBA) through a tech-led ecosystem, enabling clients to unlock the choices that best suit their needs. Trusted by over 400,000 individual and corporate customers, the Group is organized into four market-leading businesses: Platform Business, Distribution Business, Healthcare Business, and Fintech Business.

For more information about AGBA, please visit www.agba.com

Investor Relations and Media Contact:

Ms. Bethany Lai media@agba.com/ ir@agba.com +852 5529 4500
Social Media Channels: agbagroup LinkedIn | Twitter | Instagram | Facebook | YouTube

Safe Harbor Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s goals and strategies; the Company’s future business development; product and service demand and acceptance; changes in technology; economic conditions; the outcome of any legal proceedings that may be instituted against us following the consummation of the business combination; expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Hong Kong and the international markets the Company plans to serve and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC, the length and severity of the recent coronavirus outbreak, including its impacts across our business and operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof.